                                                                   EXHIBIT 10.96

                                                                  DRAFT: 8/28/01

                               SUPPLY AGREEMENT


     This SUPPLY AGREEMENT ("Agreement"), dated as of August 31, 2001 ("Effective Date"), is entered into by and between Baxter Healthcare Corporation, a Delaware corporation having its principal place of business at One Baxter Parkway, Deerfield, Illinois 60015 ("Baxter"), and Nexell of California, Inc., a Delaware corporation having its principal place of business at Nine Parker, Irvine, California 92618 ("Nexell").

                                   RECITALS

     WHEREAS, Nexell desires Baxter to provide certain Supplied Products (as hereafter defined) to Nexell; and

     WHEREAS, Baxter desires to supply such Supplied Products to Nexell on a non-commercial basis (as more fully described herein), for Nexell's internal use only and solely for the development of therapeutic products, subject to the terms hereof.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Baxter and Nexell hereby agree as follows:

1. Definitions. As used herein, the following capitalized terms shall have the following meanings:

     1.1   "Act" shall mean the Federal Food, Drug and Cosmetic Act, as may be
            ---
           amended or changed from time to time.

     1.2   "Affiliate" of a party shall mean any entity (A) which directly or
            ---------
           indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the party or (B) fifty percent (50%) or more of the voting capital stock (or in the case of an entity which is not a corporation, fifty percent (50%) or more of the equity interest) of which is beneficially owned or held by a party or any of such party's Subsidiaries. The term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise. For the avoidance of doubt, Nexell and its Affiliates shall not be considered Affiliates of Baxter.

     1.3   "Asset Purchase Agreement" shall mean the Asset Purchase Agreement
            ------------------------
           dated as of August 3, 2001 by and among Baxter, Nexell and Nexell Therapeutics Inc.

     1.4   "Contract Year" shall mean each September 1 through August 31 during
            -------------
           the term hereof, except that the first Contract Year shall commence on the first day of the first month which next follows the date on which Nexell submits its first purchase order for Supplied Products to Baxter and shall end on August 31 of that year.

     1.5   "Developmental Products" shall have the meaning set forth in Section
            ----------------------
           3.3.

     1.6   "Distribution License Agreement" shall mean the Distribution and
            ------------------------------
           License Agreement entered into between Nexell and Baxter dated as of August 31, 2001.

     1.7   "Ex Vivo Cell Processing" shall mean the active selection, and any
            -----------------------
           subsequent modification, genetic alteration, activation and/or expansion, of nucleated cells outside the body for therapeutic purposes such as cellular therapy or gene therapy. For the purpose of this definition, "active selection" shall mean processing involving the action of a biological component, such as an antibody or modified antibody, a lectin, or a ligand, to selectively and specifically bind to a particular molecule on the surface of the cells to be selected so as to confer specificity or selectivity for such cells in the cell selection process.

     1.8   "FDA" shall mean the United States Food and Drug Administration.
            ---

     1.9   "Form FDA-483" shall have the meaning  ascribed to that term by FDA
            ------------
           policy, as may be amended or changed from time to time.

     1.10  "Fully Loaded Cost" shall mean Baxter's cost of manufacturing,
            -----------------
           performing or acquiring any items or services, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), in accordance with Baxter's normal accounting policies, all consistently applied, including any royalties payable by Baxter in connection with manufacturing, performing or acquiring any items or services (including the royalties payable under the McLaughlin License), but excluding any royalty obligations of Baxter that are paid or reimbursed by Nexell pursuant to the Sublicense Agreements. Fully Loaded Cost shall not include general corporate allocations or other allocations which are not directly related to the manufacture, performance or acquisition of the item or service, however designated. A charge for the cost of funding Baxter's working capital needs for such manufacture, performance or acquisition of items or services, including capital expenditures for facilities and/or equipment and capitalized manufacturing costs, will be included in Fully Loaded Cost, which charge will be made at the interest rate paid by Baxter on its then most recent issuance of commercial paper; provided, however, that no charge shall be made for any cost of, or
           --------  -------
           the cost of funding, any changes in the site of manufacturing of the Supplied Products, or any components thereof. In the event any item is acquired or any service is provided for Baxter from or by an Affiliate of Baxter, the cost of acquiring such items or services shall be deemed to mean such Affiliate's actual cost of manufacturing, performing or acquiring such items or services in accordance with the principles set forth in this definition of "Fully Loaded Cost". Current costs of developing any items or services shall be included in Fully Loaded Cost, but in no event shall any historic development costs be included in Fully Loaded Cost.

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     1.11  "Manufacturing Facility" shall mean any production site selected by
            -----------------------
           Baxter for manufacture of the Supplied Products.

     1.12  "McLaughlin License" shall mean that certain Patent License and
            -------------------
           Assignment Agreement, dated June 6, 1986, by and among Travenol Laboratories, Inc., Hemascience Laboratories, Inc., and William F. McLaughlin, as amended from time to time.

     1.13  "Non-Compete Agreement" shall mean the Non-Competition and
            ---------------------
           Confidentiality Agreement, by and among Baxter, VIMRx, and Nexell, dated as of December 17, 1997, as amended.

     1.14  "Quality System Regulation" ("QSR") shall have the meaning ascribed
            -------------------------    ---
           to it by the regulations and policies of the FDA, as the same may be amended or changed from time to time.

     1.15  "Regulatory Files" shall have the meaning set forth in the
            ----------------
           Distribution License Agreement.

     1.16  "Spinning Membrane" shall refer to a component of certain Supplied
            -----------------
           Products, which is currently identified by Baxter as product ID number 1200300 (spinning assembly) and product ID number 03-09-06-182 (device assembly PC membrane) (spinner) print 48072, as modified from time to time.

     1.17  "Standard Operating Procedure System" shall mean Baxter's standard
            -----------------------------------
           operating procedures used in connection with the production of the Supplied Products, as such procedures may be changed from time to time.

     1.18  "Subsidiary" shall mean, as to any party, any corporation of which
            ----------
           more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the party, by one or more of its subsidiaries, or by the party and one or more of its subsidiaries.

     1.19  "Supplied Products" shall have the same meaning as Products in the
            -----------------
           Distribution License Agreement but shall include only those Products that are then being distributed or sold by Baxter to third parties. The current Supplied Products are set forth on Schedule 1.19 attached
                                                          -------------
           hereto.

     1.20  "Value Improvement Process" shall mean the Value Improvement
            -------------------------
           Management System currently used in connection with the production of the Supplied Products, as such system may be changed from time to time.

2.   Term and Termination.

2.1  Term. The term of this Agreement shall commence upon the Effective Date and
     ----
     expire ten (10) years thereafter (the "Term"), unless earlier terminated as provided in Section 2.2 below.

     2.2   Early Termination. A non-breaching party may terminate this Agreement
           -----------------
           if any of the following events (each is herein referred to as a "Material Breach") occur:

           A. The other party fails to pay any undisputed amount owing under this Agreement, on the date(s) specified for such payment and such failure shall continue for sixty (60) days after written notice of such failure by the non-breaching party to this Agreement;


           B. The other party shall default in the performance of or compliance with any covenant contained in this Agreement or the Non-Compete Agreement (other than a failure to make a payment described in Section 2.2A above or a default the liability for which is excused under Section 22.1) which shall continue uncured beyond thirty (30) days after notice of such breach from the non-breaching party;


           C. A receiver, conservator, custodian, liquidator or trustee of the other party or of all or any of the property of the other party, is appointed by court order and such order remains in effect for more than ninety (90) days; or an order for relief is entered under the federal bankruptcy laws with respect to the other party; or any of the material property of the other party is sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed against the other party under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within ninety (90) days after such filing;

           D. The other party files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

           E. The other party makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the party, or of all or any part of its property.

3.   Supply.

     3.1   Baxter to Supply. During the Term, subject to the terms and
           ----------------
           conditions contained herein, Baxter shall supply to Nexell the Supplied Products solely for Nexell's internal use in the development of therapeutic cellular products in connection with Ex Vivo Cell Processing. In connection therewith, Nexell shall have the right to use such Supplied Products for clinical trials in a manner customary in the industry; provided,
                                                                  --------
           however, that nothing herein shall grant to Nexell the right to
           -------
           resell any Supplied Product (including any sales under Section 906 of the Act). If Nexell desires to commercialize such therapeutic products, using the Supplied Products, then Baxter and Nexell agree to negotiate, in good faith, a separate supply agreement setting forth the terms and conditions for such supply arrangement. Notwithstanding anything to the contrary set forth herein, if Baxter chooses not to commence the manufacture and sale of any new Product (as such term is defined in the Distribution License Agreement) to any third party or if Baxter ceases to sell any Product, any such Product shall not become a Supplied Product or shall automatically be deleted from Schedule 1.19 upon notice to Nexell and shall no longer
                        -------------
           be considered a Supplied Product, as the case may be, and Baxter shall have no obligation to supply any such Product to Nexell under this Agreement. Nexell shall not be obligated to accept Supplied Products that have an expiration date less than one hundred eighty
           (180) days after shipment by Baxter unless the parties agree otherwise.

     3.2   Acknowledgment. Nexell acknowledges and understands that Baxter's
           --------------
           manufacturing and sale of the Spinning Membrane and any Supplied Products containing the Spinning Membrane, and Nexell's use thereof, are subject to the terms and conditions of, and the limitations, if any, contained in the McLaughlin License.

     3.3   Developmental Products. Nexell acknowledges and understands that
           ----------------------
           Baxter has no obligation to manufacture any products for Nexell under this Agreement other than the Supplied Products. If Nexell requests that Baxter manufacture products other than the Supplied Products ("Developmental Products"), Baxter may, in its sole discretion, elect to manufacture such Developmental Products, subject to the terms and conditions set forth in this Agreement and such other terms and conditions as may be agreed upon by the parties.

     3.4   Violations. Nothing herein contained shall oblige Baxter to continue
           ----------
           supplying or Nexell to continue purchasing any Supplied Product if such supply or purchase is reasonably believed by Baxter or Nexell, as the case may be, to violate any applicable law, regulation, rule or license or if the Supplied Products supplied infringe a third party's patent or other intellectual property rights, provided that
                                                                 --------
           Baxter will cooperate with Nexell, to the extent commercially feasible, to develop and implement such changes as may be necessary to bring such Supplied Product into compliance or to prevent such infringement and Baxter will continue to supply after a finding of infringement if Nexell or Baxter reaches an agreement with the third party which permits future production without infringement.

4.   Trademarks and Label Copy.

     4.1   Trademarks. Neither party shall use the other party's trademarks,
           ----------
           trade names, service marks, logos or other company identifiers without such party's prior written consent. Neither party shall use any trademarks, trade names, service marks, logos or other company identifiers that are confusingly similar to the other party's trademarks, trade names, service marks, logos or other company identifiers. Any use of a Baxter trademark, trade name, service mark, logo or other company identifier shall inure to the benefit of Baxter. Any use of a Nexell trademark, trade name, service mark, logo or other company identifier shall inure to the benefit of Nexell.


     4.2   Label Copy. Baxter shall provide all specifications for labeling,
           ----------
           product inserts and packaging for the Supplied Products. If Nexell requests changes in the Supplied Product labeling and Baxter agrees to make such changes, such changes in the Supplied Product labeling and the cost of labeling made obsolete by such changes will be paid for by Nexell at Baxter's Fully Loaded Cost.

5.   Production.

     5.1   Production of Supplied Products. In manufacturing the Supplied
           -------------------------------
           Products, Baxter shall comply with all applicable QSR or applicable federal, state, or foreign regulatory requirements.

     5.2   Changes to Supplied Products. Baxter shall give Nexell not less than
           ----------------------------
           six (6) months' prior notice of any change in product specifications (including in design, materials, or suppliers) that would reasonably be expected to require submission of notification to the FDA with respect to any Supplied Product. Baxter shall secure all supplemental approvals and authorization for such changes as required by federal, state, local, or foreign law, or under FDA policy.

     5.3   Materials and Services. Nexell shall not have any right of prior
           ----------------------
           notice with respect to changes of suppliers or materials relating to Supplied Products, except to the extent that such changes affect any Supplied Product's specifications, whereupon Nexell shall have the right to prior notice of such changes pursuant to Section 5.2 above (and the rights of the parties in connection therewith shall be governed by Section 5.2 above).

6. Change of Production Sites/Outsourcing Manufacture. After written notice to Nexell (but without the requirement of prior consent) Baxter may change the current production site of any Supplied Products (or any component thereof) and Baxter may outsource the production of any Supplied Products provided that (i) there is no material increase in the price of the Supplied Products to Nexell and (ii) the manufacturing of the Supplied Products otherwise conforms to the terms of this Agreement or Baxter causes a relevant third party to comply with the terms of this Agreement in connection with outsourced manufacturing of the Supplied Products, as the case may be. Nexell and Baxter agree that nothing contained in this Agreement shall require Baxter to change, or open any new or additional, Manufacturing Facilities, apart from any upgrades in its Manufacturing Facilities that Baxter may, in its sole discretion, make in order to meet the specifications for production of the Supplied Products applicable at any time and any change as may be necessary to enable Baxter to satisfy its obligations hereunder to deliver Supplied Products to Nexell. Baxter shall secure all supplemental approvals and authorization, as required by federal, state, local, or foreign law, or under FDA policy, for changes in the production site of any Supplied Products or for any new outsourcing of production of Supplied Products.

7.   Facility Access and Audits.

     7.1   Facility Access. During the Term, Baxter shall permit Nexell access
           ---------------
           solely to those areas of the Manufacturing Facilities in which the Supplied Products are manufactured, upon reasonable prior notice and scheduling by Nexell during normal business hours, for the examination of production or quality records or to perform QSR audits. Nexell shall maintain the information it acquires with respect to such audit in the strictest confidence.

     7.2   Audit. Either party may audit the other party's books and records for
           -----
           the purpose of determining compliance with the terms of this Agreement. Either party may use independent outside auditors (who may participate fully in such audit). In the event that an audit is proposed with respect to information which is proprietary to the disclosing party ("Restricted Information"), then on the written demand of the disclosing party, the individuals conducting the audit with respect to the Restricted Information will be limited to the independent auditors of the other party. In such event, the disclosing party shall pay the costs of the independent auditors conducting such audit, but only with respect to that portion of the audit relating to the Restricted Information. Such independent auditors shall enter into an agreement with the relevant parties on terms that are agreeable to such parties, under which such independent auditors shall agree to maintain the confidentiality of the information obtained during the course of such audit and establish what information such auditors will be permitted to disclose in reporting the results of any audit of Restricted Information to the requesting party. Any such audit shall be conducted during regular business hours in a manner that does not interfere unreasonably with the operations of the disclosing party. The aggregate number of audits of Baxter's books and records conducted under this Agreement and the Sublicense Agreements and the Distribution License Agreement shall not exceed one (1) per facility in any twelve (12) month period unless the next preceding audit disclosed a failure to conform to the terms of any such Agreement or unless the facility received a Form FDA-483 in the twelve (12) months following any audit. Subject to the foregoing limitations, any such audit shall be conducted when requested by notice given not less than thirty (30) days prior to the commencement of the audit. Any disputes arising out of an audit performed hereunder shall be resolved in accordance with the provisions of Section 22.12.

8. Process Validation. During the Term, at Nexell's request, Baxter shall permit Nexell to review production validation protocols and results with respect to the Supplied Products.

9.   Regulatory Responsibility.

     9.1   Baxter Responsibilities. Baxter will maintain, in compliance in all
           -----------------------
           material respects with applicable law, all Regulatory Files related to the Supplied Products and components thereof. Upon request by Nexell, Baxter shall assign to Nexell right of reference and/or any other rights available under FDA regulations or policies to allow Nexell to cross-reference the Regulatory Files. In addition, Baxter shall provide Nexell with reasonable access to and a copy of such portions of the Regulatory Files relating to the Supplied Products as Nexell shall reasonably request.

     9.2   Nexell Responsibilities. Nexell shall promptly forward product
           -----------------------
           complaints received on Supplied Products to Baxter. In addition, Nexell shall cooperate, as mutually agreed by the parties, in Baxter's administration of mandatory notifications, repairs, replacements and refunds, safety alerts, "cease distribution and notification" mandatory recall actions, voluntary recalls, market withdrawals and stock recoveries, and device removals and corrections, as defined or understood under law or FDA policy, or related or analogous actions involving the Supplied Products.

     9.3   Ongoing Compliance. Each party agrees to comply in all material
           ------------------
           respects with the requirements of the FDA, any federal, state, local, or other regulatory authority, or any analogous authority outside the United States, which in each case relates to the Supplied Products.

     9.4   Regulatory Actions. In the event that Nexell takes a regulatory
           ------------------
           action relative to any Supplied Product or any Nexell product containing any Supplied Product manufactured for or supplied to it by Baxter and such action is due solely to Baxter's failure to manufacture the Supplied Product in accordance with its responsibilities under Sections 5.1, 9.1 or 9.3 of this Agreement, then Baxter shall pay or reimburse Nexell for all out-of-pocket costs and expenses incurred by Nexell due to such action, including expenses or obligations to third parties, the cost of notifying customers, costs associated with the return by customers of Supplied Products or Nexell products containing any Supplied Products, and costs related to otherwise addressing, handling or correcting the Supplied Products. In the event that such action is due in part to Baxter's failure to manufacture the Supplied Product in accordance with its responsibilities under this Agreement, Baxter shall pay or reimburse Nexell for such part of Nexell's out-of-pocket costs and expenses as shall be agreed by the parties or as determined in binding arbitration pursuant to Section 22.12(C) of this Agreement. For purposes of this paragraph, "regulatory actions" mean mandatory notifications, repairs, replacements and refunds, safety alerts, "cease distribution and notification" and mandatory recall actions, voluntary recalls, market withdrawals and stock recoveries, and device removals and corrections, as defined or understood under law or FDA policy, and related or analogous actions.

10.  Forecasts and Orders.

     10.1  Forecasts. Within thirty (30) days following the Effective Date,
           ---------
           Nexell shall provide Baxter with a written estimate of Nexell's quarterly requirements for Supplied Products for the first Contract Year (the "First Year Forecast"). The First Year Forecast shall constitute a firm order for Supplied Products for the first two quarters of the first Contract Year. On the first day of each quarter during each Contract Year (the "Review Date"), beginning with the first day of the second quarter of the Contract Year, Nexell shall update the Forecast for the Contract Year. Each updated Forecast shall constitute a firm order for Supplied Products for the quarter beginning 90 days after the Review Date. In addition, on the last Review Date of each Contract Year thereafter, Nexell shall provide Baxter with a written estimate of Nexell's quarterly orders for Supplied Products for the following Contract Year (each a "Forecast").

     10.2  Forecast Increases. Each quarterly Forecast following the first
           ------------------
           Forecast for the second Contract Year may not increase the number or orders shown in the corresponding quarterly Forecast of the prior Contract Year by more than fifteen percent (15%), without the prior written consent of Baxter.

     10.3  Production Schedule. Based on the Forecasts and orders received by
           -------------------
           Baxter from Nexell, Baxter shall develop and maintain detailed production schedules for the Supplied Products, which shall be presented for review by both parties at least quarterly.

     10.4  Long Range Forecasts. The parties shall cooperate in good faith in
           --------------------
           providing other, longer range forecasts, which shall be used in budget planning for the parties. On June 30 of each Contract Year, Nexell shall deliver a good faith estimate of its forecast for the next eighteen months.

11.  Title to Inventory; Cost of Unique Manufacturing Inventory.

     11.1  Title to Inventory. Baxter shall retain title to all raw materials
           ------------------
           and work in process relating to the Supplied Products.

     11.2  Cost of Unique Manufacturing Inventory. Nexell shall have the
           --------------------------------------
           responsibility to purchase and fund any manufacturing inventory that is required under this Agreement for the manufacture by Baxter of the Supplied Products (or Developmental Products, if any) under this Agreement that is unique to Nexell's requirements.

12.  Pricing, Billing and Payment.

     12.1  Price. The prices for the Supplied Products during the term
           -----
           commencing upon the

           Effective Date and ending on December 17, 2002, shall be Baxter's Fully Loaded Cost for such Supplied Products plus fifteen percent (15%) of such Fully Loaded Cost (unless Baxter and Nexell agree in writing to a different price). After December 17, 2002, the prices for the Supplied Products during the remainder of the Term shall be Baxter's Fully Loaded Cost for such Supplied Products plus thirty percent (30%) of such Fully Loaded Cost (unless Baxter and Nexell agree in writing to a different price).

     12.2  Price Adjustments. The prices for the Supplied Products shall be
           -----------------
           adjusted as of January 1 of each year of the Term, through Baxter's annual internal budgeting process, based on forecast changes in volume pursuant to the forecasting process set forth in Section 10, anticipated changes in materials prices and anticipated cost reductions resulting from Baxter's Value Improvement Process. The overall intent of the parties is that the Supplied Products shall be transferred at the prices described in Section 12.1 as adjusted for future changes in Baxter's costs of production (taking into account
           Section 12.3 hereof).

     12.3  Unanticipated Volume, Materials Price or Overhead Changes. Costs
           ---------------------------------------------------------
           variances shall be paid by or credited to the parties during the course of a calendar year based on unanticipated volume, materials price or overhead changes, as follows:

           A. Cost variances based on volume changes shall be made only when firm orders exceed or are less than forecast activity by ten percent (10%) or more (excluding any increases attributable to earlier failures to supply firm orders) and shall cover only the difference between ten percent (10%) of the budgeted activity and the variance from budgeted activity. The adjustment will be based on fifty percent (50%) of Baxter's standard overhead attributable to the difference from the planned volume.

           B. Cost variances based on materials price changes shall be made only when actual prices for total materials costs differ from those anticipated in the budgeting process by more than two percent (2%). The adjustment shall cover only the difference between two percent (2%) of total budgeted materials cost and the variance from budgeted activity.

           C. Cost variances based on overhead cost changes caused by conditions, other than those described in 12.3A or 12.3B above, beyond Baxter's control, shall be shared pro rata (based on changes in total plant overhead) by the parties or as they shall otherwise agree.

           D. Adjustments pursuant to this Section 12.3 will be determined as of the end of each calendar quarter (on a year to date basis) and reflected as an amount due and payable (or a credit receivable) spread ratably over the following three months.

     12.4 Billing and Payment. Baxter shall bill Nexell as of the end of each calendar month for Supplied Products shipped during the month and Nexell shall pay such invoices within sixty (60) days of Nexell's receipt thereof.

13. Foreign Currency Conversion. Where calculations of Baxter's Fully Loaded Cost relate to a currency other than United States dollars, all such calculations shall be calculated pursuant to Baxter's then current accounting policies and practices.

14. Withholding Taxes. Where required to do so by applicable law, Nexell shall withhold taxes required to be paid to a taxing authority on account of any payments to Baxter hereunder, and Nexell shall furnish Baxter with satisfactory evidence of such withholding and payment in order to permit Baxter to obtain a tax credit or other relief as may be available under the applicable law. Nexell shall cooperate with Baxter in obtaining exemption from withholding taxes where available under applicable law.

15. Interest on Overdue Payments. Interest shall accrue and be payable on all overdue payments owing by a party under this Agreement from the date due at the rate of one and one-half percent (1.5%) per month (or the highest rate allowed by law, if lower), compounded annually, until fully paid (including full payment of such interest).

16. Delivery. All shipments of Supplied Products shall be FOB the manufacturing facilities where such Supplied Products are manufactured by or on behalf of Baxter. Except as otherwise specified in this Agreement, all freight, insurance, and other delivery costs (and any customs duties) shall be paid by Nexell.

17. Title. Title to all Supplied Products shall pass to Nexell when the Supplied Products are placed on Nexell's truck or Nexell's designated carrier at Baxter's Manufacturing Facility.

18.  Warranties.

     18.1   General. Each party represents and warrants to the other that: (A)
            -------
            all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken; (B) the execution, delivery and performance of this Agreement do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and (C) its obligations hereunder constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

     18.2   Supplied Product Warranty. Baxter warrants to Nexell that the
            -------------------------
            Supplied Products delivered to or at the direction of Nexell hereunder (A) will have been manufactured in accordance with the applicable specifications, procedures and product drawings/blueprints and all applicable laws (including the Act) and (B) will not be adulterated or misbranded within the meaning of the Act as a result of acts of or omissions by Baxter, and (C) are free from defects in workmanship. Notwithstanding the foregoing, Baxter shall not be liable to Nexell under subpart (B) above as a result of any specifications for labeling supplied by Nexell. This warranty shall be continuing and shall be binding on Baxter and its permitted successors and assigns and shall inure to the benefit of Nexell and its permitted successors and assigns. Notwithstanding anything to the contrary contained herein, no warranty is provided hereunder with respect to any Supplied Product not manufactured by Baxter or its Affiliates or sublicensees, and any such Supplied Product shall be supplied "AS IS", provided that Baxter shall, to the extent it is permitted to do so, pass on to Nexell the benefits of any warranties received from the manufacturer of such Supplied Product. WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE NOT GIVEN BY BAXTER AND ANY SUCH IMPLIED WARRANTIES ARE SPECIFICALLY DISCLAIMED.

     18.3   Disclaimer of Warranty for Developmental Products. IF BAXTER
            -------------------------------------------------
            PROVIDES ANY DEVELOPMENTAL PRODUCTS TO NEXELL, SUCH DEVELOPMENTAL PRODUCTS SHALL BE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER.

19.  Indemnification.

     19.1   Baxter's Indemnity. Baxter shall indemnify Nexell and hold it
            ------------------
            harmless from any liability, loss, expense, cost, claim or judgment arising out of any claim for property damage, personal injury or death that is caused by Baxter's failure to manufacture the Supplied Products in accordance with the designs, specifications, procedures and product drawings/blueprints, with the law, regulations, rules, orders and notices, and with the quality system and Standard Operating Procedure System, and which are applicable to Baxter. Furthermore, Baxter shall defend, indemnify and hold Nexell harmless with respect to any liability, loss or damage incurred by Nexell with respect to any infringement, misappropriation or violation by any Supplied Product of the intellectual property of any entity. At Baxter's expense, Nexell shall cooperate fully with Baxter in defending or otherwise resolving any such claim. Baxter shall have full control of any litigation brought against Nexell with respect to any claim that is indemnifiable by Baxter hereunder, but Nexell may, at its expense, also be represented by its own counsel in any such litigation. BAXTER'S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS SECTION 19.1 SHALL NOT APPLY TO DEVELOPMENTAL PRODUCTS, IF ANY, THAT BAXTER PROVIDES TO NEXELL UNDER THIS AGREEMENT. NOTHING IN THIS
            SECTION 19.1 SHALL BE INTERPRETED TO, NOR IS ANYTHING SET FORTH HEREIN INTENDED TO, ALTER OR DIMINISH NEXELL'S INDEMNIFICATION

            OBLIGATIONS SET FORTH IN THE DISTRIBUTION LICENSE AGREEMENT. IN THE EVENT OF A CONFLICT BETWEEN SECTION 19 OF THIS AGREEMENT AND SECTIONS 18 AND 19 OF THE DISTRIBUTION LICENSE AGREEMENT, THE DISTRIBUTION LICENSE AGREEMENT CONTROLS.

     19.2   Nexell's Indemnity. Nexell shall defend, indemnify and hold Baxter
            ------------------
            harmless with respect to any liability incurred by Baxter as a result of Nexell's negligence or willful misconduct with respect to Nexell's activities under this Agreement. At Nexell's expense, Baxter shall cooperate fully with Nexell in defending or otherwise resolving any such claims of negligence or willful misconduct. Baxter shall have full control of any litigation brought against Baxter with respect to any claim that is indemnifiable by Nexell hereunder.

     19.3   Exclusions. Notwithstanding anything to the contrary set forth in
            ----------
            Sections 19.1 and 19.2, neither party shall be required to indemnify the other party under Section 19.1 or 19.2, as applicable, to the extent any claim is caused by the other party's negligent acts or omissions.

20. Limitation of Liability. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE), OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, EXEMPLARY OR LIQUIDATED DAMAGES.

21.  Insurance.

     21.1   Baxter Insurance. During the Term, Baxter shall procure and
            ----------------
            maintain, through self-insurance or a combination of self-insurance and commercially placed insurance, comprehensive general liability insurance covering each occurrence of bodily injury and property damage in the amount of not less than Ten Million Dollars ($10,000,000) combined single limit including coverage for product and completed operations, blanket contractual liability and vendor's liability. Baxter shall, within sixty (60) days of the date of this Agreement, furnish a certificate of insurance to Nexell evidencing the foregoing coverages and limits and thereafter shall give at least thirty (30) days prior notice to Nexell of any termination, expiration without renewal, or material change to such insurance, coverage or limits.

     21.2   Nexell Insurance. During the Term, Nexell shall procure and
            ----------------
            maintain, through commercially placed insurance, comprehensive general liability insurance covering each occurrence of bodily injury and property damage in the amount of not less than Ten Million Dollars ($10,000,000) combined single limit for Nexell's use of Supplied Products. Nexell shall, within sixty (60) days of the date of this Agreement, furnish a certificate of insurance to Baxter evidencing the foregoing coverage and limit and thereafter shall give at least thirty (30) days prior notice to Baxter of any termination, expiration without renewal, or material change to such insurance, coverage or limits.

22.  General Provisions.

     22.1   Force Majeure. Neither party to this Agreement shall be liable for
            -------------
            delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible. A party's lack of financial resources to effect its performance hereunder shall not be considered a force majeure event.

     22.2   Foreign Government Approval or Registration. If this Agreement or
            -------------------------------------------
            any associated transaction is required by the law of any nation to be either approved or registered with any governmental authority, or any agency or political subdivision thereof, Baxter shall assume all legal obligations to do so. In connection therewith, Nexell shall cooperate and assist Baxter as Baxter reasonably requests, at Baxter's expense, with any such approvals or registrations.

     22.3   Export Control. Each party shall observe all applicable United
            --------------
            States and foreign laws with respect to the transfer of all Supplied Products between nations, countries or other sovereign states.

     22.4   Notices. All notices required under this Agreement shall be in
            -------
            writing, and all such notices and other written communications (including purchase orders) shall be delivered either by hand, by a nationally recognized overnight delivery service (with delivery charges prepaid), by first class, registered or certified United States mail (postage prepaid), or by facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand, by a nationally recognized overnight delivery service (with charges prepaid), or by first class, registered or certified United States mail (postage prepaid) within two (2) days of facsimile transmission), addressed to each party as follows:

            If to Baxter, such notices shall be delivered to:

            Baxter Healthcare Corporation
            One Baxter Parkway
            Deerfield, Illinois 60015
            Attention: Cindy Collins - General Manager
            Telecopy:  (847) 948-4684

            With a copy to:

            Baxter Healthcare Corporation
            One Baxter Parkway
            Deerfield, Illinois 60015
            Attention: Thomas Sabatino, Esq. - General Counsel
            Telecopy:  (847) 948-2450

            If to Nexell, such notices shall be delivered to:

            Nexell of California, Inc.
            Nine Parker
            Irvine, California 92618
            Attention: President and CEO
            Telecopy:  (949) 470-6645

            With a copy to:

            Bryan Cave LLP
            700 Thirteenth Street, N.W.
            Washington, D.C. 20005
            Attention: Eric F. Stoer, Esq.
            Telecopy: (202) 508-6200

            or such other address as any such party may designate in writing and delivered to the other party hereto pursuant to this Section 22.4. All such notices or other written communications shall be deemed to have been received by the addressee if delivered by: hand or by a nationally recognized overnight delivery service (with delivery charges prepaid) at the time of delivery; by first class, registered or certified United States mail (postage prepaid), three (3) business days after delivery thereof to the United States Postal Service; or by facsimile transmission, at the time of transmission.

     22.5   Choice of Law and Jurisdiction. This Agreement shall be governed by
            ------------------------------
            and construed in accordance with the internal laws of the State of Delaware, without application of conflicts of law principles, and, subject to Section 22.12, each party hereby submits to the jurisdiction and venue of any state or federal court in the State of Delaware. To the extent permissible by law, each of the parties hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Delaware law.

     22.6   Provisions Contrary to Law/Severability. In performing this
            ---------------------------------------
            Agreement, the parties hereto shall comply with all applicable laws. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any applicable law, the applicable law shall prevail. If any provision of this Agreement conflicts with any applicable law or is otherwise determined by an arbitrator or court having valid jurisdiction thereof to be enforceable, the affected provision of this Agreement shall be deemed to have been modified to the extent necessary so as not to conflict with the applicable law or to be unenforceable or, if such modification is not possible, such provision shall be deemed to have been deleted herefrom, without affecting, impairing or invalidating the remaining provisions of this Agreement.

     22.7   Entire Agreement. This Agreement, together with any schedules
            ----------------
            attached hereto, the Asset Purchase Agreement and all agreements contemplated thereby (including the agreements noted on Schedule
            5.15 thereof as continuing in effect), and the Non-Compete Agreements constitute the entire agreement between the parties as to subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement and the other agreements referred to above.

     22.8   Waivers and Modifications. The failure of any party to insist on the
            -------------------------
            performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be waiver of any other breach of such provision or any other provision. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing signed by the other party to be bound by such waiver, modification, release or amendment.

     22.9   Assignment. Nexell may assign its rights or obligations under this
            ----------
            Agreement to any Affiliate of Nexell without the prior written consent of Baxter; provided that such assignee remains an Affiliate
                               --------
            of Nexell; and, provided, further, that no such assignment shall
                            --------  -------
            relieve Nexell of the obligation to satisfy and discharge the obligation(s) so assigned. Baxter may assign its rights and obligations hereunder to any Affiliate of Baxter without prior notice to or consent of Nexell. No assignment by Baxter or Nexell, or by any permitted assignee, (by operation of law or otherwise) shall be effective unless and until the assignee shall have agreed to become bound by the provisions of the Non-Compete Agreement, to the same extent and in the same manner as Baxter (in the case of a Baxter assignee) or Nexell (in the case of a Nexell assignee) is bound. No party hereto may assign (by operation of law or otherwise) any of its rights or obligations under this Agreement, unless and to the extent expressly permitted by this Section 22.9. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties' permitted successors and assigns.

     22.10  Independent Parties. By virtue of this Agreement, neither party
            --------------------
            constitutes the other as its agent (except as may otherwise be expressly provided herein), partner, joint venturer, or legal representative and neither party has express or implied authority to bind the other in any manner whatsoever.

     22.11  Counterparts. This Agreement may be executed in any number of
            ------------
            counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument.

     22.12  Dispute Resolution.
            ------------------

            A. Provisional Remedies.  The procedures specified in this Section
               --------------------
               22.12 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party,
                                           --------  -------
               without prejudice to these procedures, may seek a preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo. During such action, the parties will continue to participate in good faith in the procedures specified in this Section 22.12

            B. Negotiations Between Executives. The parties will attempt in good
               -------------------------------
               faith to resolve any claim or controversy arising out of or relating to the execution, interpretation or performance of this Agreement (including the validity, scope and enforceability of the provisions contained in this Section 22.12) promptly by negotiations between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement.

            C. Arbitration.  In the event that any dispute arising out of or
               -----------
               relating to this Agreement or its breach, termination or validity has not been resolved after good faith negotiation pursuant to the procedures of Section 22.12B, such dispute shall upon written notice by either party to the other, be finally settled by arbitration administered by the Center for Public Resources in accordance with the provisions of its Commercial Arbitration Rules and the United Stated Federal Arbitration Act, as modified below:

                    (i) The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators, all of whom shall be selected from a list of neutral arbitrators supplied by the Center for Public Resources. From such list, each of Baxter and Nexell shall select one (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

                    (ii) The arbitration proceedings shall be conducted in Los
                         Angeles County or Orange County in the State of California.

                    (iii) Any party may seek interim or provisional remedies
                          under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the party pending the decision of the arbitrators.

                    (iv) The parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the Commercial Arbitration Rules of the Center for Public Resources. All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

                    (v) Each party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators, provided that the chair of the panel of arbitrators may establish such longer times for presentations as the chair deems appropriate.

                    (vi) The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award. Judgment thereon may be entered in any court having jurisdiction thereof.

                    (vii) The arbitrators are empowered to order money damages in compensation for a party's actual damages, specific performance or other appropriate relief to cure a breach; provided, however, that the arbitrators will have no authority to award special, punitive or exemplary damages, or other money damages that are not measured by the prevailing party's actual damages.

            D. Performance During Dispute. Each party is required to continue to
               --------------------------
               perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be commercially impossible or impractical under the circumstances.

     22.13 Rules of Construction. In this Agreement, unless a clear contrary intention appears:

            A. The singular number includes the plural number and vice versa;

            B. Reference to any party includes such party's permitted successors and assigns;

            C. Reference to any gender includes the other gender;

            D. Reference to any Section, Exhibit or Schedule means such section of this Agreement, exhibit to this Agreement or schedule to this Agreement, as the case may be, and references in any section or definition to any clause means such clause of such section or definition;

            E. "Herein," "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision of this Agreement;

            F. "Including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term;

            G. Relative to the determination of any period of time, "from" means
               "from and including," "to" means "to but excluding" and "through" means "through and including";

            H. Reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

            I. Accounting terms used herein shall have the meanings historically attributed to them by Baxter International Inc., a Delaware corporation, and its subsidiaries prior to the date hereof;

            J. In the event of any conflict between any of the provisions of the body of this Agreement and any exhibit or schedule hereto, the provisions of the body of this Agreement shall control;

            K. The headings contained in this Agreement have been inserted for convenience of reference only, and are not to be used in construing this Agreement; and

            L. Any rule of construction or interpretation which might otherwise require this Agreement to be construed or interpreted against either party shall not apply to any construction or interpretation hereof.

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                                       19

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.


                              BAXTER HEALTHCARE CORPORATION


                                   By:  /s/
                                       --------------------------------
                                       Timothy B. Anderson
                                       Senior Vice President, Corporate
                                       Strategy and Development

                              NEXELL OF CALIFORNIA, INC.

                                   By:  /s/
                                       --------------------------------
                                       William A. Albright, Jr.
                                       President

                                       20